UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2020
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 617-7600
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Convertible Notes Repurchase
On November 23, 2020, Neurocrine Biosciences, Inc. (the “Company”) entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of its existing 2.25% Convertible Senior Notes due 2024 (the “2024 Notes”) to repurchase approximately $53 million aggregate principal amount of the 2024 Notes for an aggregate repurchase price of an amount of cash estimated to be the sum of (i) approximately $73 million based on the Company’s November 23, 2020 closing stock price of $93.62 per share, (ii) an amount based in part on the daily volume-weighted average prices per share of the Company’s common stock during a three or five-trading day pricing period following execution of the Agreements and (iii) accrued and unpaid interest. Such repurchases are in addition to the repurchases of the 2024 Notes that the Company previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2020. The 2024 Notes repurchases are expected to close on December 2, 2020 and December 7, 2020, subject to customary closing conditions. Such repurchases of the 2024 Notes could affect the market price of the Company’s common stock.
Forward-Looking Statements
In addition to historical facts, this Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to the amount of 2024 Notes to be repurchased, the timing of completion of the repurchases, and the impact of the repurchases on the market price of the Company’s common stock. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: changes in the price of the Company’s common stock; changes in the convertible note and other capital markets; and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission, including without limitation the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2020. The Company disclaims any obligation to update the statements contained in this Current Report on Form 8-K after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: November 24, 2020	/s/ Matthew C. Abernethy
Matthew C. Abernethy
Chief Financial Officer
(Duly authorized officer and Principal Financial Officer)